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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Vodafone Group Public Limited Company on Form F-3 of the report dated May 27, 2003, appearing in the Annual Report on Form 20-F of Vodafone Group Public Limited Company for the year ended March 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
-------------------------
DELOITTE & TOUCHE LLP
Chartered Accountants and Registered Auditors
London, England

December 18, 2003